United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 18, 2019 (August 22, 2019)

Arrestage International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34756	45-2552289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20343 N. Hayden Road, Suite 101

Scottsdale, Arizona 85255

(480) 710-2229

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On August 22, 2019 the Board of Directors elected Mr. Nicholas White, Sr. as a director of the Company. Mr. White will serve on the Board until the Company’s next Annual Meeting of Stockholders.

There are currently no arrangements or understandings between Mr. White and any other person pursuant to which Mr. White was elected as a director. There are currently no transactions in which Mr. White has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Also on August 22, 2019, the Board of Directors elected Mr. John Muldoon as a director of the Company. Mr. Muldoon will serve on the Board until the Company’s next Annual Meeting of Stockholders.

There are currently no arrangements or understandings between Mr. Muldoon and any other person pursuant to which Mr. Muldoon was elected as a director. There are currently no transactions in which Mr. Muldoon has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrestage International, Inc.

Date: September 18, 2019

By:	/s/ Rick Gean
Chief Financial Officer

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